UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Completion of Acquisition of Assets

On September 9, 2016, BioScrip, Inc. (the “Company”) consummated the previously announced transaction in which it acquired substantially all of the assets and assumed certain liabilities of HS Infusion Holdings, Inc. (“Home Solutions”) from Home Solutions and each of the subsidiaries of Home Solutions party to the Asset Purchase Agreement (collectively, the “Sellers” and such transaction, the “Transaction”), as set forth in the Asset Purchase Agreement by and among the Company, HomeChoice Partners, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and the Sellers (as amended, the “Asset Purchase Agreement”). The aggregate consideration paid by the Company in the Transaction is equal to (i) an amount of $67.5 million in cash; plus (ii) (a) 3,750,000 shares of Company common stock and (b) the right to receive contingent equity securities of the Company, in the form of restricted shares of Company common stock, issuable by the Company to the Sellers in two tranches, Tranche A and Tranche B, with different vesting conditions. The number of shares of Company common stock in Tranche A will be approximately 3.1 million. The number of shares of Company common stock in Tranche B will be approximately 4 million.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Election of Director

Effective upon the consummation of the Transaction, Dan Greenleaf, the Chief Executive Officer of Home Solutions prior to the closing of the Transaction, was named President and Chief Executive Officer of the Company and was elected to the Company’s Board of Directors. Mr. Greenleaf, age 51, has over two decades of relevant experience in senior leadership positions in the healthcare industry, including having served as the Chairman and Chief Executive Officer of Home Solutions since 2013. Prior to joining Home Solutions, Mr. Greenleaf served as President and Chief Executive Officer of Coram Specialty Infusion Services from 2008 to 2013. The Company has agreed that Mr. Greenleaf will serve on the Company’s Board of Directors during such time as he remains Chief Executive Officer.

Mr. Greenleaf will receive a base salary of $725,000 and will be eligible for an annual cash bonus. His target bonus will be 100% of his salary, with a performance-based payout opportunity of between 0 and 200% of target based on goals to be determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”). His 2016 bonus will be pro-rated. Mr. Greenleaf will also be entitled to an annual long-term incentive grant of $1,100,000 (at target), with the first award to be delivered in the form of stock options and performance restricted stock units (“PRSUs”). The PRSUs will vest at the end of a three-year performance period based on achievement of EBITDA and annual stock price growth measures to be determined by the Committee, with a payout opportunity of 0 to 200% of target. Mr. Greenleaf will also receive a $25,000 annual discretionary reimbursement for non-reimbursable expenses. The Company expects to enter into an employment agreement with Mr. Greenleaf in the coming weeks.

Appointment of Chief Operating Officer

On September 9, 2016, the Company appointed David Evans, 53, as Senior Vice President and Chief Operating Officer of the Company. Mr. Evans joined the Company in February 2009 and has served as the Company’s Senior Vice President, Strategic Operations. Prior to joining the Company, Mr. Evans was Chief Financial Officer and Secretary of Byram Healthcare Centers, Inc., a provider of medical supplies and pharmacy items to long-term chronic patients, from August 2006 to July 2008. From June 2003 to August 2006, Mr. Evans was the Corporate Vice President, Strategic Operations of Option Care, Inc., a home infusion and specialty pharmaceutical company.

Departure of Executive Officers

Richard M. Smith, President and Chief Executive Officer of the Company prior to the consummation of the Transaction, has stepped down from the position of President and Chief Executive Officer of the Company effective upon consummation of the Transaction. It is anticipated that Mr. Smith will be named Vice Chairman of our Board of Directors effective December 1, 2016, for which service he will receive the same compensation paid to other non-employee directors. On September 9, 2016, the Company and Mr. Smith entered into a First Amendment to Amended and Restated Employment Agreement, which provides that Mr. Smith will remain an employee of the Company until November 30, 2016. The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, which is filed as Exhibit 10.1 hereto.

On September 6, 2016, Brian Stiver and the Company agreed that he would step down from his position as Senior Vice President, Sales and Marketing of the Company effective December 30, 2016.

Amendment of Certain Equity Agreements

On September 8, 2016, the Company entered into amendments to its Non-Qualified Stock Option Agreements with respect to options to purchase shares of the Company’s common stock issued pursuant to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) with each of Jeffrey M. Kreger, David Evans, and Brian Stiver (each, an “Amended Stock Option Agreement”). The Amended Stock Option Agreements provide that if the executive is terminated without Cause (as defined in any offer letter or employment agreement between the Company and the executive) prior to March 31, 2017, any unvested portion of the executive’s options granted pursuant to the 2008 Plan will immediately vest and be exercisable until the end of the earlier of (a) the second anniversary of the executive’s termination of employment with the Company or (b) the expiration date of the applicable option, in the same manner as if a change of control had occurred immediately before the executive’s actual termination of employment.

On September 8, 2016, the Company also entered into an amendment to the Stock Grant Certificate under the BioScrip/CHS 2006 Equity Incentive Plan with Mr. Stiver (the “Restricted Stock Amendment”). The Restricted Stock Amendment provides that if Mr. Stiver’s employment with the Company is terminated without Cause (as defined in any offer letter or employment agreement between the Company and Mr. Stiver) prior to March 31, 2017, any unvested and non-forfeited shares of restricted stock held by Mr. Stiver shall fully vest.

In light of Mr. Stiver’s announced December 30, 2016 departure date, the Company expects that the Amended Stock Option Agreement and the Restricted Stock Amendment will result in Mr. Stiver’s options and restricted stock fully vesting upon his departure.

The foregoing descriptions of the Amended Stock Option Agreements and the Restricted Stock Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Amended Stock Option Agreement and the Restricted Stock Amendment, which are filed herewith as Exhibits 10.2 and 10.3, respectively.

Item 7.01. Regulation FD Disclosure

On September 9, 2016, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 8.01. Other Events

Third Amendment to the Asset Purchase Agreement

On September 9, 2016, the Company entered into an amendment (the “Third Amendment”) to the Asset Purchase Agreement. The Third Amendment provides for non-material amendments to the closing mechanics, defined terms, acquired and excluded assets, and covenants of the Asset Purchase Agreement. Such non-material amendments clarify or implement technical and procedural matters that are contemplated by the parties in connection with the closing of the Transaction.

A copy of the Third Amendment is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Amendment, dated September 9, 2016, to the Asset Purchase Agreement, dated June 11, 2016, as amended on June 16, 2016, and as further amended on September 2, 2016, (the “Asset Purchase Agreement”), by and among BioScrip, Inc., HomeChoice Partners, Inc., HS Infusion Holdings, Inc., and each of the subsidiaries of HS Infusion Holdings, Inc. set forth on the signature pages to the Asset Purchase Agreement
10.1	First Amendment to Amended and Restated Employment Agreement, dated September 9, 2016, between Richard M. Smith and BioScrip, Inc.
10.2	Form of Amendment One to Non-Qualified Stock Option Agreement 2008 Equity Incentive Plan (entered with Messrs. Kreger, Evans and Stiver).
10.3	Amendment One to the Stock Grant Certificate under the BioScrip/CHS 2006 Equity Incentive Plan from the Company to Brian Stiver, dated September 8, 2016.
99.1	Press release dated September 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: September 12, 2016		/s/ Kathryn Stalmack
	By:	Kathryn Stalmack
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Amendment, dated September 9, 2016, to the Asset Purchase Agreement, dated June 11, 2016, as amended on June 16, 2016, and as further amended on September 2, 2016, (the “Asset Purchase Agreement”), by and among BioScrip, Inc., HomeChoice Partners, Inc., HS Infusion Holdings, Inc., and each of the subsidiaries of HS Infusion Holdings, Inc. set forth on the signature pages to the Asset Purchase Agreement
10.1	First Amendment to Amended and Restated Employment Agreement, dated September 9, 2016, between Richard M. Smith and BioScrip, Inc.
10.2	Form of Amendment One to Non-Qualified Stock Option Agreement 2008 Equity Incentive Plan (entered with Messrs. Kreger, Evans and Stiver).
10.3	Amendment One to the Stock Grant Certificate under the BioScrip/CHS 2006 Equity Incentive Plan from the Company to Brian Stiver, dated September 8, 2016.
99.1	Press release dated September 9, 2016.